Exhibit 10(g)
EXECUTION COPY
SHARE PURCHASE AND SHAREHOLDER AGREEMENT
This Share Purchase and Shareholder Agreement (this “Agreement”), is dated as of November 25, 2005, by and between STRATUS TECHNOLOGY GROUP S.A., a public limited liability company incorporated under the laws of the Grand-Duchy of Luxembourg, with its registered office at 123, Avenue de X Septembre, L-2551 Luxembourg, registered with the Luxembourg Trade and Companies Registry under the number B 68 862 (the “Company”), and NEC Corporation, a Japanese corporation with its principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan (the “Investor”).
     WHEREAS, the Company and Investor have previously entered into that certain Share Purchase and Shareholder Agreement, dated as of April 5, 2000, whereby, inter alia, the Investor purchased 666,667 shares of Common Stock (as defined below); and
     WHEREAS, the Investor desires to purchase, and the Company desires to sell to the Investor, 1,989,940 additional shares of Common Stock.
     In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:
     “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person.
     “Agreement” has the meaning ascribed to it in the forepart of this Agreement.
     “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.
     “Closing” and “Closing Date” are defined in Section 2.3.
     “Common Stock” means shares of capital stock of the Company having a par value of U.S.$1.50 per share.
     “Company” has the meaning ascribed to it in the forepart of this Agreement.
     “Contract” means any agreement (including licenses with non-governmental Persons), lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract whether written or oral.
     “Credit Agreement” mean the senior secured revolving credit agreement dated November 18, 2003, between Stratus Technologies, Inc. and JPMorgan Chase Bank, as a lender and as the administrative agent for the other lenders under the facility, and Goldman Sachs Credit Partners L.P., as a lender and as the syndication agent.
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     “Disclosure Schedule” means the disclosure schedule attached hereto as Exhibit A prepared by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to this Agreement.
     “GAAP” means United States generally accepted accounting principles, consistently applied.
     “Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.
     “Initial Public Offering” means the effectiveness of a registration statement with respect to the Common Stock under the Securities Act.
     “Investor” has the meaning ascribed to it in the forepart of this Agreement.
     “Law” or “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.
     “Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.
     “Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.
     “Material Adverse Effect” means any change or effect which has had or is reasonably likely to result in a material adverse effect on the Company’s business.
     “Option” means any security, right, subscription, warrant, option or convertible or exchangeable instrument that gives the right to purchase or otherwise receive or be issued any shares of capital stock of the Company or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person.
     “Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).
     “Person” means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or a government or any department or agency thereof.
     “Pre-IPO Restricted Period” has the meaning specified in Section 8.1 hereof.
     “Purchased Securities” has the meaning ascribed to it in Section 2.1.
     “Repurchase Notice” has the meaning specified in Section 8.1 hereof.
     “Repurchase Right” has the meaning specified in Section 8.1 hereof.
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     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
     “Subsidiary” means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.
     “Transfer” means a sale, assignment, pledge, hypothecation or other encumbrance or disposition of any Shares, whether direct or indirect, whether voluntary or involuntary and whether for consideration or without consideration.
     “Transfer Notice” has the meaning specified in Section 81 hereof.
     (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement. (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement, (v) the phrases “ordinary course of business” and “ordinary course of business consistent with past practice” refer to the business and practice of the Company and (vi) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
ARTICLE II
SALE OF COMMON STOCK; CLOSING
     2.1 Purchase and Sale. On the terms of this Agreement, at the Closing, the Company shall issue and sell to Investor, and Investor shall purchase from the Company, 1,989,940 shares of Common Stock (the “Purchased Securities”).
     2.2 Purchase Price. The purchase price for the Purchased Securities shall be Four Dollars and Fifty-two Cents ($4.52) per share. The total purchase price of the Purchased Securities is Nine Million Dollars ($9,000,000) and shall be payable on the Closing Date in immediately available funds by wire transfer to an account designated by the Company.
     2.3 Closing. The consummation of the purchase of the Purchased Securities (the “Closing”) will take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, or at such other place as Investor and the Company shall mutually agree, at 10:00 A.M. local time, on December 15, 2005 or such other date and time as Investor and the Company shall mutually agree (the “Closing Date”). At the Closing, Investor shall pay the purchase price and the Company shall issue to Investor a stock certificate representing the Purchased Securities.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to the Investor as of the date hereof as follows:
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Share Purchase and Shareholder Agreement

     3.1 Organization and Qualification. The Company is a societe anonyme (public limited liability company) duly organized and validly existing under the laws of Luxembourg. The Company is duly qualified, licensed or admitted to do business in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except, in each case, where the failure to be so qualified, licensed or admitted would not have a Material Adverse Effect.
     3.2 Authority Relative to this Agreement and the Operative Agreements. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
     3.3 Capital Stock. The authorized, issued and outstanding capital stock of the Company is set forth on Section 3.3 of the Disclosure Schedule. Except as set forth on Section 3.3 of the Disclosure Schedule: (i) there are no outstanding Options and (ii) there are no preemptive rights or agreements to issue preemptive rights with respect to the issuance or sale of the Company’s capital stock. The Purchased Securities, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.
     3.4 Subsidiaries. Section 3.4 of the Disclosure Schedule is an accurate list of all of the Company’s Material Subsidiaries, each of which is directly or indirectly, wholly-owned by the Company except as noted therein. Each of the Material Subsidiaries is duly organized and existing under the jurisdiction of its incorporation. No Material Subsidiary has received any notice that indicates that the Subsidiary is not duly organized, validly existing or in good standing under the jurisdiction of its incorporation. Each Material Subsidiary is duly qualified, licensed or admitted to do business as a foreign corporation in the jurisdictions where the nature of its activities requires such qualification, license or admission, except where the failure to be so qualified, licensed or admitted would not have a Material Adverse Effect.
     3.5 No Conflicts. The execution, delivery and performance by the Company of this Agreement will not:
          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of association of the Company; or
          (b) except as disclosed in Section 3.5 of the Disclosure Schedule, (i) conflict with or result in a default under (with or without notice or lapse of time or both) any agreement, indenture or instrument to which Company is a party, or any order, judgment or decree of any court or Governmental or Regulatory Authority have jurisdiction over Company or any of its assets and properties, (ii) require the Company or any of its Subsidiaries to obtain any consent, make any filing with or give any notice to any Person as a result or under the terms of, or (iii) result in the creation or imposition of any Lien upon the Company or any of its Subsidiaries or any of their respective assets or properties under, any Law or Order applicable to the Company or any of its Subsidiaries, or under any Contract or
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License to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties are bound, except to the extent that the occurrence of any of the events described in clauses (i) through (iii) above would not have a Material Adverse Effect.
     3.6 Financial Information. The Company has previously delivered or provided Investor access to the following: (i) income statements, balance sheets and cash flow statement through the second quarter of fiscal year 2006 filed with the United States Securities and Exchange Commission, (ii) annual business plan projections for the Company’s fiscal years 2006, 2007 and 2008 together with assumptions on spending for capital expenditures and software capitalization for such fiscal years, (iii) Goldman Sachs analysts report dated May 11, 2005, and (iv) risk adjusted versions of the annual business plan projections set forth in 3.6 (ii) above (the “Financial Information”).
     3.7 Absence of Changes. Since October 20,2005 there has not been any Material Adverse Effect.
     3.8 Taxes. The Company has filed all tax returns required to be filed by it other than tax returns which, if not filed, would not result in a Material Adverse Effect. The Company has paid all taxes shown thereon as due and payable, other than taxes that are being contested in good faith or that would not result in a Material Adverse Effect.
     3.9 Legal Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries other than those which would not have a Material Adverse Effect.
     3.10 Intellectual Property Rights. Except as set forth in Section 3.10 to the Disclosure Schedule:
          (a) The Company and/or its Subsidiaries owns, or has the right to use, free and clear of all liens, claims and restrictions except for the liens created under the Credit Agreement, all patents, trademarks, service marks, trade names, copyrights (and licenses with respect to the foregoing) used in the conduct of its business without infringing upon or otherwise acting adversely to the right of any Person under or with respect to any of the foregoing, other than those that would not result in a Material Adverse Effect.
          The Company and/or its Subsidiaries owns or has the right to use all trade secrets, including know-how, inventions, designs, processes, and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold by the Company or its Subsidiaries, free and clear of any rights, claims or liens of others, including without limitation, all current and former employees, consultants, officers, directors and shareholders of the Company or its Subsidiaries, other than those that would not result in a Material Adverse Effect.
          (b) To the Company’s knowledge, substantially all employees and consultants of the Company and its Subsidiaries have executed proprietary information agreements pursuant to which each such employee or consultant is obligated to disclose and transfer to the Company or such Subsidiary, all inventions, developments and discoveries which during the period of his or her employment with or performance of services for the Company or such Subsidiary he or she make or conceives of solely or jointly with others, that relate to any subject matter with which his or her work for the Company or such Subsidiary
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may be concerned or relate to or are connected with the business, products or projects of the Company or its Subsidiaries, or involve the use of the time, material or facilities of the Company or any Subsidiary, other than those that would not result in a Material Adverse Effect.
     3.11 Title to Assets. The Company and each Subsidiary has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge created by the Company, other than (i) the liens created under the Company’s Credit Agreement, (ii) the lien of current taxes not yet due and payable, and (iii) possible- liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operation of the Company or such Subsidiary, and which have not arisen otherwise than in the ordinary course of business, other than those that would not result in a Material Adverse Effect.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTOR
     Investor hereby represents and warrants to the Company as of the date hereof as follows:
     4.1 Organization: Power and Authority. Investor is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transaction contemplated hereby. The execution and delivery by Investor of this Agreement to which it is a party and the performance by such Investor of its obligations hereunder has been duly and validly authorized by all necessary corporate action on the part of Investor. This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.
     4.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transaction contemplated hereby will not conflict with, or constitute a default under any agreement, indenture or instrument to which Investor is a party, or results in the violation of Investor’s organization documents or any order, judgment or decree of any court or Governmental or Regulatory Authority have jurisdiction over Investor or any of its assets and properties and no consent, authorization or order of, or filing or registration with, any Governmental or Regulatory Authority or other person is required by Investor for the execution, delivery and performance of this Agreement.
     4.3 Purchase for Investment. The Purchased Securities will be acquired by such Investor for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Purchased Securities. Investor represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act. Investor understands that the Purchased Securities have not been registered under the Securities Act in reliance on an exemption therefrom based in part on the accuracy of Investor’s representations and warranties hereunder, and that the certificates for the Purchased Securities shall bear the following legends:
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Share Purchase and Shareholder Agreement

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.
THESE SECURITIES ARE SUBJECT TO CERTAIN DRAG-ALONG AND TAG-ALONG RIGHTS AS SET FORTH IN SHARE PURCHASE AND STOCKHOLDER AGREEMENT BETWEEN THE ORIGINAL PURCHASER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE CORPORATION (THE “SHAREHOLDERS AGREEMENT”). IN ADDITION, AS SPECIFIED IN THE SHAREHOLDERS AGREEMENT, THE SALE AND TRANSFERABILITY OF THESE SECURITIES ARE SUBJECT TO RESTRICTION. ANY ATTEMPTED SALE OR TRANSFER OF THESE SECURITIES WHICH DOES NOT COMPLY WITH APPLICABLE PROVISIONS OF THE SHAREHOLDERS AGREEMENT SHALL BE VOID.
The Company shall remove the first of such legends upon receipt of an opinion from counsel to any Investor, reasonably satisfactory in form and substance to counsel to the Company, that the requirements for such legend have terminated. The Company shall remove the second of such legends upon the date of the Initial Public Offering.
     4.4 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by Investor.
ARTICLE V
COVENANTS OF THE COMPANY
     The Company covenants and agrees with Investor that, except to the extent such Investor may otherwise consent in writing:
     5.1 Financial Statements and Reports. Until the Initial Public Offering, the Company shall, within forty-five (45) days after the close of each fiscal quarter, or such shorter period after each fiscal quarter end as such reports are provided to the other investors, provide Investor with unaudited financial statements for the Company and its Subsidiaries for the period then completed and within one hundred (120) days after the close of each fiscal year or such shorter period after each fiscal year end as such reports are provided to the other investors provide Investor with audited financial statements for the Company and its Subsidiaries for the fiscal year then completed.
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Share Purchase and Shareholder Agreement

     5.2 Piggyback Registration Rights.
          (a) In connection with the Initial Public Offering, Investor shall be entitled to participate as a selling shareholder (on a pro rata basis with other shareholders) in such offering; provided, however, that if the managing underwriter of such registration limits the number of shares of selling shareholders permitted in such registration, the shares that Investor seeks to sell shall be reduced on a pro rata basis with those of the other selling shareholders. Such participation shall be on customary terms and conditions.
          (b) Until such time as Investor may sell the Purchased Securities pursuant to Rule 144 promulgated under the Securities Act, Investor shall also be entitled to participate, on customary terms and conditions, as a selling shareholder (on a pro rata basis with other shareholders) in any registration effected by the Company or another shareholder under the Securities Act; provided, however, that if the managing underwriter of such registration limits the number of shares of selling shareholders permitted in such registration, the shares that Investor seeks to sell shall be reduced on a pro rata basis with those of the other selling shareholders.
     5.3 Current Reports. Following the Initial Public Offering, the Company shall file all required reports under the Securities Act and/or the Securities Exchange Act of 1934, as amended, on a timely basis and, if requested, shall provide written confirmation of such timely filings to Investor.
ARTICLE VI
CONDITIONS TO CLOSING
     6.1 Conditions to Closing by Investor. Investor’s obligation to purchase the Purchased Securities at the Closing is subject to the fulfillment of the following conditions:
          (a) The representations and warranties of the Company made herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.
          (b) The Board of Directors of Investor shall have approved the purchase of the Purchased Securities.
          (c) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Purchased Securities or an exemption therefrom shall be available.
          (d) Investor shall have received an opinion from counsel to the Company, dated the Closing Date, in form and substance reasonably acceptable to the Investor, to the effect that:
               (1) The Company is a corporation duly organized, validly existing under the laws of Luxembourg; and the Company has the requisite corporate power and authority to own its properties and to conduct its business.
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Share Purchase and Shareholder Agreement

               (2) The Company and each Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification.
               (3) The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement.
               (4) The authorized capitalization of the Company is as set out in Section 3.3 of the Disclosure Schedule to the Agreement; upon issuance and payment therefore, the Purchased Securities will be duly authorized, validly issued, fully paid and nonassessable.
               (5) Based in part upon the representations and warranties of the Investor in the Agreement, the offer and sale of the Purchased Securities to the Investor hereunder are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 4(2) thereof.
     6.2 Conditions to Closing by the Company. The Company’s obligation to sell the Purchased Securities at the Closing is subject to the fulfillment of the following conditions:
          (a) The representations and warranties of the Investor made herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.
          (b) The Board of Directors of the Company shall have approved the sale of the Purchased Securities.
          (c) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Purchased Securities or an exemption therefrom shall be available.
ARTICLE VII
INDEMNIFICATION
     7.1 Indemnification. The Company shall indemnify the Investor in respect of all losses incurred by the Investor in connection with any breach of this Agreement by the Company. Investor’s remedies with respect to its investment in the Common Stock are limited to this Article VII and Investor agrees that it shall have no other recourse (and hereby waives such recourse), whether at law or by contract, rule, regulation or otherwise.
ARTICLE VIII
TRANSFER RESTRICTIONS AND OTHER TRANSFER PROVISIONS
     8.1 Transfer Restrictions.
          (a) Transfer Restrictions. During the period beginning on the date hereof and ending on the date of the Initial Public Offering (the “Pre-IPO Restricted Period”), Investor shall not Transfer any of the Purchased Securities, unless: (i) Investor has complied with the requirements specified in Section 8.1(b) hereof, (ii) the Company has not delivered to Investor a Repurchase Notice pursuant to Section 8.1(c) hereof within the time period
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Share Purchase and Shareholder Agreement

specified therein and (iii) the proposed transferee signs and delivers to the Company and the Investor, prior to the Transfer of any Purchased Securities to such proposed transferee, an agreement in such form as the Company may reasonably specify pursuant to which such proposed transferee shall agree to be bound by the terms of this Agreement as if such transferee were the Investor.
          (b) Transfer Notice. If Investor desires to Transfer any Purchased Securities during the Pre-IPO Restricted Period, Investor shall provide the Company with written notice (the “Transfer Notice”) of the proposed Transfer containing the following information:
          (i) number of shares proposed to be transferred;
          (ii) the proposed purchase price per share; and
          (iii) a statement confirming that the proposed transferee has agreed to be bound by the terms and conditions of this Agreement.
          (c) Repurchase Right. In the event of any proposed Transfer of Purchased Securities during the Pre-IPO Restricted Period, the Company shall have the right (the “Repurchase Right”) to purchase all, but not less than all, of the shares subject to such proposed Transfer. The purchase price for such shares shall be equal to the price specified in the Transfer Notice. The Repurchase Right shall be exercisable by giving a written notice (the “Repurchase Notice”) to Investor within Thirty (30) Days of receiving the Transfer Notice. In the case of any involuntary Transfer of Purchased Securities, the Repurchase Right shall be exercisable at any time by giving a Repurchase Notice to the holder of the Purchased Securities. If the Company has given a Repurchase Notice in a timely manner, Investor shall sell and the Company shall purchase the Purchased Securities covered thereby at such time and place, within Twenty (20) Business Days after the giving of the Repurchase Notice, as the Company shall designate. At such time and place, the Company shall pay the purchase price for such shares and Investor shall deliver endorsed certificates to the Company. If the Company does not purchase the Purchased Securities, the Purchased Securities may be transferred in accordance with this Section 8.1; provided however that if the Purchased Securities are not transferred within Ninety (90) Days of the date of the Repurchase Notice, the Purchased Securities must again be offered to the Company under the terms of this Section 8.1 before Investor transfers any of the Purchased Securities.
     8.2. Drag-Along Rights and Tag-Along Rights. The Purchased Securities shall be subject to the provisions set forth on Exhibit B attached hereto and hereby incorporated by reference herein.
     8.3. Transfer of Shares; Void Transfers of Shares. In connection with any purchase and sale of shares under Sections 8.1 or 8.2 hereof, Investor shall transfer the Purchased Securities to the purchaser free and clear of all Liens.
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ARTICLE IX
SURVIVAL OF REPRESENTATIONS AND WARRANTIES
     9.1 Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement will terminate and be of no further effect on the first anniversary of the Closing Date.
ARTICLE X
MISCELLANEOUS
     10.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by fax transmission against fax confirmation or mailed by prepaid first class certified mail, return receipt requested, or dispatched by reputable overnight courier prepaid, . to the parties at the following addresses or fax numbers:
If to Investor, to:
NEC Corporation
Client and Server Division
1-10, Nissin-cho, Fuchu, Tokyo 183-8501, Japan
Attention: General Manager
If to the Company to:
Stratus Computer Systems International S.A.
123, Avenue de X Septembre,
L-2551 Luxembourg
Attention: Hans de Graaf
with copies to:

Gibson, Dunn & Crutcher LLP	Stratus Technologies, Inc.
200 Park Avenue	111 Powdermill Road
New York, New York 10166	Maynard, Massachusetts 01754
Attention: E. Michael Greaney	Attention: Frederick Prifty
Fax: (212) 351-4065	Fax (978) 461-3690
All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by fax transmission to the fax number as provided for in this Section, be deemed given upon fax confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the seventh Business Day following mailing or upon receipt and (iv) if dispatched by reputable overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to
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whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, fax number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.
     10.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. In furtherance and not in limitation of the foregoing, other than the representations and warranties expressly made by the Company in Article III or by Investor in Article IV, neither party makes any representations and warranties, whether express or implied. The Investor agrees and acknowledges that it has had the opportunity to conduct due diligence regarding the financial condition, market value and business of the Company, and that Investor is sophisticated, knowledgeable and experienced in investments of this type. Investor acknowledges and agrees that the Company makes no representation or warranty regarding any information provided to Investor, including financial statements, projections or other information except as set forth in the representation and warranties herein. Company makes no representation or to the value of the Company or Investors interest therein. In no event will the Company’s liability with respect to the representations and warranties, indemnities and other provisions hereof set forth herein be in excess of the aggregate purchase price for the Purchased Securities.
     10.3 Expenses. Each party will pay its own costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby.
     10.4 Confidentiality. Investor will hold in strict confidence from any Person, unless disclosure is compelled by judicial or administrative process or by other requirements of Law, all documents and information concerning the Company or any of its Affiliates furnished to it by or on behalf of the Company in connection with or pursuant to this Agreement, except to the extent that such documents or information can be shown to have been in the public domain through no fault of Investor.
     10.5 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.
     10.6 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.
     10.7 Assignment. Except as and only to the extent expressly set forth herein, Investor shall have no right to assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Company, and any attempt to do so shall be void. The Company shall have the right to assign the Repurchase Right to any Person. In addition, the Company shall have the right to assign its rights and delegate its duties under this Agreement in connection with a transaction or series of related transactions which involve the sale or transfer of 50% or more of the assets, business or voting control of the Company.
     10.8 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
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     10.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
     10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     10.11 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties, each of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.
     10.12 Counterparts. This Agreement may be executed in two counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
NEC/STRATUS 11/25/2005
Share Purchase and Shareholder Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

STRATUS TECHNOLOGIES GROUP S.A.			NEC CORPORATION

By:	/s/ David Laurello		By:	/s/ Masahzko Yamamoto

	Name:	David Laurello		Name:	MASAHZKO YAMAMOTO
	Title:	Director		Title:	SENIOR VICE PRESIDENT
NEC/STRATUS 11/25/2005
Share Purchase and Shareholder Agreement

For the purposes of article I of the Protocol annexed to the Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters, signed at Brussels on 27th September 1968 (as amended), the Company hereby expressly and specially confirms its agreement with the provision of Section 10.10 of this Agreement which provides that the domestic laws of the State of New York, United States of America, shall be governing law.

STRATUS TECHNOLOGIES GROUP S.A.
By:	/s/ David Laurello
	Name:	David Laurello
	Title:	Director

NEC/STRATUS 11/25/2005
Share Purchase and Shareholder Agreement

EXHIBIT A
DISCLOSURE SCHEDULES

Section 3.3	Capital Stock of the Company

Section 3.4	Company’s Material Subsidiaries

Section 3.5	Conflicts

Section 3.10	Intellectual Property Rights
NEC/STRATUS 11/25/2005
Share Purchase and Shareholder Agreement

SHARE PURCHASE AND SHAREHOLDER AGREEMENT
DISCLOSURE SCHEDULE 3.3
Authorized, Issued and Outstanding Capital Stock
and
Stock Options Outstanding
(As of October 23. 2005)

Total Authorized Shares, par value US $1.50	150,000,000

	Series A	Series B	Ordinary
Shareholder Group	Preferred Shares	Preferred Shares	(Common) Shares

Investcorp Companies	269,161	9,474,160	23,440,459

MidOcean Capital	7,816,210	857,674	0

Intel	3,204,709	381,188	0

Stratus Board of Directors	0	0	80,000
Stratus Management & Employees	0	0	1,036,457
Former Stratus Employees	0	0	940,015
NEC Corporation	0	0	564,000
Intelligent Wave, Inc.	0	0	500,000
CTC Corporation	0	0	100,000
Toshiba Corporation	0	0	56,400
Stratus Treasury Shares (non-voting shares)	4,937,835	0	6,763,013

Total Issued Shares			60,421,281

Total Stock Options Outstanding (granted, not exercised)			26,255,904
NEC/STRATUS 11/25/2005
Share Purchase and Shareholder Agreement

SHARE PURCHASE AND SHAREHOLDER AGREEMENT
DISCLOSURE SCHEDULE 3.4
Stratus Subsidiary Listing

LUXEMBOURG
Stratus Technologies International S.à r.l

IRELAND	USA
Stratus Computer Systems Ireland Ltd.	Stratus Technologies, Inc.

LUXEMBOURG	Cemprus Technologies, Inc.
Stratus Equity S.à r.l
Cemprus LLC

CYPRUS	AUSTRALIA
SRA Technologies Cyprus	Stratus Technologies Pty. Ltd.

BERMUDA	CANADA
Stratus Technologies Bermuda Ltd.	Stratus Technologies Canada Corporation

FRANCE
Stratus Technologies S.A.

GERMANY
Stratus Technologies GmbH

HONG KONG
Stratus Technologies (HK) Limited

ITALY
Stratus Technologies Italia S.r.L.

JAPAN
Stratus Technologies Japan Inc.

KOREA
Stratus Technologies (Korea) Ltd.

NETHERLANDS
Stratus Technologies B.V.

SINGAPORE
Stratus Technologies (Singapore) Pte. Ltd.

SOUTH AFRICA
Stratus Computer Technologies (Pty) Limited.

SPAIN
Stratus Technologies Espana S.A.

UNITED KINGDOM
Stratus Technologies Systems Ltd.
NEC/STRATUS 11/25/2005
Share Purchase and Shareholder Agreement

SHARE PURCHASE AND SHAREHOLDER AGREEMENT
DISCLOSURE SCHEDULE 3.5
Conflicts
NONE.
NEC/STRATUS 11/25/2005
Share Purchase and Shareholder Agreement

SHARE PURCHASE AND SHAREHOLDER AGREEEMENT
DISCLOSURE SCHEDULE 3.10
Intellectual Property
NONE.
NEC/STRATUS 11/25/2005
Share Purchase and Shareholder Agreement

EXHIBIT B
DRAG-ALONG AND TAG-ALONG RIGHTS
     1. Definitions. Capitalized terms used in this Exhibit shall have the meanings set forth in the Agreement and as follows:
          “Approved Sale” means a transaction or a series of related transactions which results in a bona-fide, unaffiliated change of economic beneficial ownership of the Stratus Group or its business of greater than 50%, whether pursuant to the sale of the stock of the Company, the sale of the assets of Stratus Group (if combined with a distribution of net proceeds to shareholders), or a merger or consolidation (other than a sale of stock by an Investcorp Investor to another Investcorp Investor).
          “drag-along notice” and “tag-along notice” have the meanings specified in Section 2(a) hereof.
          “Investcorp Investor.” at any date of determination, means all of the following who are then holders of Common Stock: Investcorp Bank E.C. and its Affiliates and any other investor with whom Investcorp Bank E.C. or any Affiliate thereof has an administrative relationship.
          “Pro-Rata Portion” has the meaning specified in Section 2(a) hereof.
          “Shares” means any shares of Common Stock owned by Investor at the relevant times covered by this Exhibit.
          “Stratus Group” means the Company and its direct and indirect subsidiaries.
     2. Drag-Along Rights and Tag-Along Rights.
          (a) The Company shall promptly give a written transaction notice (the “transaction notice”) to Investor with respect to any Approved Sale.
          (b) The Company, acting by resolution of its Board, shall have the right, exercisable by giving written notice (the “drag-along notice”) to Investor within thirty (30) Business Days after the giving of a transaction notice to Investor with respect to an Approved Sale, to compel Investor to sell a Pro-Rata Portion of its Shares (the “drag-along right”) to the party acquiring or that has acquired control of the Stratus Group in an Approved Sale on substantially the same material terms as those applicable to the sale of the ownership interest to such party in the transaction that constitutes such Approved Sale; provided that the Company may not exercise this drag-along right during the two (2) year period following the date on which Investor acquires the Shares unless the purchase price per share applicable to the Shares is not
NEC/STRATUS 11/25/2005
Share Purchase and Shareholder Agreement

less than the price per share paid by Investor for the Shares. If the Company does not provide the drag-along notice, Investor shall have a one-time right, exercisable by giving written notice to the Company (the “tag-along notice”) within ten (10) Business Days after the expiration of such thirty (30) Business Days following the giving of the transaction notice, to participate in the transaction that constitutes the Approved Sale and to sell a Pro-Rata Portion of its Shares on substantially the same material terms as those applicable to the sale of the ownership interest to the party acquiring or that has acquired control of the Stratus Group in the Approved Sale, and the Company shall take such actions as may be necessary to accommodate such participation or, if the Company is unable to do so, the Company shall have and shall exercise, or shall assign to any other Person which shall exercise, the right to purchase a Pro-Rata Portion of the Shares on substantially the same material terms. As used herein, “Pro-Rata Portion” means the percentage of the total ownership interest in the Stratus Group being acquired by the party acquiring or that has acquired control of the Stratus Group in the Approved Sale. Any sale of Shares shall be deemed to be “on substantially the same material terms” if the value received by the Investor is the same as the value received by other shareholders, even if the form of consideration received by the Investor is cash rather than such other property as may be received by the other shareholders.
          (c) If the Company delivers a drag-along notice or Investor delivers a tag-along notice, Investor shall cooperate with the Company and take all such actions as the Company may reasonably request to effect such Approved Sale as efficiently as possible. Without limiting the generality of the foregoing, Investor shall enter into such agreements with the Company, its shareholders and any other parties to the transactions constituting the Approved Sale as the Company may reasonably request.
     3. Termination. The provisions of this Exhibit shall (a) expire upon, and shall not apply to, an Initial Public Offering and (b) have no further effect following implementation of the provisions of this Exhibit in connection with an Approved Sale.
NEC/STRATUS 11/25/2005
Share Purchase and Shareholder Agreement